As filed with the Securities and Exchange Commission on June 18, 2012

Registration No. 333-181407

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SouFun Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8th Floor, Tower 3, Xihuan Plaza
No. 1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
The People’s Republic of China

Contact Person: Executive Chairman
Telephone: +86-10-5930-6668

Fax: +86-10-5930-6137

(Address and telephone number of
Registrant’s principal executive offices)

Law Debenture Corporate Services Inc. 400 Madison Avenue, 4th Floor New York, New York 10017 (212) 750-6474 (Name, address and telephone number of agent for service)

Copies to:

Barry E. Taylor, Esq. Michael Occhiolini, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Telephone: +1-650-493-9300 Fax: +1-650-493-6811

Kefei Li, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Jin Mao Tower, 38F, Unit 01-04

88 Century Boulevard

Pudong, Shanghai 200121

The People’s Republic of China

Telephone: +86-21-6165-1700

Fax: +86-21-6165-1799

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Prospectus Dated June 18, 2012

SouFun Holdings Limited

61,592,354 American Depositary Shares

Representing 61,592,354 Class A Ordinary Shares

The selling shareholders may from time to time sell up to 61,592,354 American Depositary Shares, or ADSs, representing 61,592,354 Class A ordinary shares, par value HK$1.00 per share, in amounts, at prices and on terms described in this prospectus or in one or more supplements to this prospectus. Each ADS represents one Class A ordinary share. The 61,592,354 Class A ordinary shares consist of (i) 37,255,704 currently existing Class A ordinary shares and (ii) 24,336,650 Class A ordinary shares that will be issued upon conversion on a one-to-one basis of currently existing Class B ordinary shares, par value HK$1.00 per share. We are not selling any ADSs and will not receive any of the proceeds from the sale of ADSs by the selling shareholders.

This prospectus describes some of the general terms that may apply to an offering of our ADSs representing Class A ordinary shares. The specific terms and any other information relating to a specific offering will be set forth in a prospectus supplement to this prospectus or may be set forth in one or more documents incorporated by reference into this prospectus.

The selling shareholders may offer ADSs representing our Class A ordinary shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our ADSs are listed on The New York Stock Exchange under the symbol “SFUN.” The last reported sale price of our ADSs on June 15, 2012 was $17.57 per ADS.

Investing in our ADSs involves risks. See the “Risk Factors” section on page 3 as well as in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2012

-i-

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. This prospectus relates to the resale by certain of our shareholders, who we refer to in this prospectus as the “selling shareholders,” of up to 61,592,354 American depositary shares, or ADSs, representing 61,592,354 Class A ordinary shares. These 61,592,354 Class A ordinary shares consist of (i) 37,255,704 currently existing Class A ordinary shares and (ii) 24,336,650 Class A ordinary shares that will be issued upon conversion on a one-to-one basis of currently existing Class B ordinary shares. A prospectus supplement will be provided each time the selling shareholders sell ADSs pursuant to this prospectus. The prospectus supplement will describe the specific terms of that offering, and may also include a discussion of any special considerations applicable to our ADSs. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. Please read carefully this prospectus and the accompanying prospectus supplement. In addition to the information contained in the documents, we refer you to the information contained under the headings “Available Information” and “Incorporation of Documents by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the ADSs offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC’s offices, each of which is listed under the heading “Available Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires, all references to:

•

“we,” “us,” “Company,” “our” or “SouFun” are to SouFun Holdings Limited, a company incorporated in the Cayman Islands, our predecessor, our consolidated subsidiaries and our consolidated controlled entities;

•	“ADRs” are to the American depositary receipts, which evidence our ADSs;

•	“ADSs” are to our American depositary shares, each of which represents one Class A ordinary share;

•	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“shares” and “ordinary shares” are to our ordinary shares, including both Class A ordinary shares and Class B ordinary shares, par value HK$1.00 per share; and

•	“$”, “US$” and “U.S. dollars” are to the legal currency of the United States.

-ii-

PROSPECTUS SUMMARY

Our Company

We operate the leading real estate Internet portal in China in terms of the number of page views and visitors to our websites in 2011, according to a report issued in March 2012 by CR-Nielsen, an independent market research institution commissioned by us. We also operate the leading home furnishing and improvement website in terms of unique visitors according to research from CR-Nielsen. Through our websites, we provide marketing, listing, e-commerce and other value-added services and products for China’s fast-growing real estate and home furnishing and improvement sectors. Our user-friendly websites support active online communities and networks of users seeking information on, and other value-added services and products for, the real estate and home furnishing and improvement sectors in China. Our current service and product offerings include:

•

Marketing services: We offer marketing services on our websites, mainly through advertisements, to real estate developers in the marketing phase of new property developments as well as to real estate agencies and home furnishing and improvement vendors who wish to promote their products and services. A substantial majority of our revenues is derived from marketing services.

•

Listing services: We offer basic and special listing services. Our basic listing services are mainly offered to real estate agents, brokers, developers, property owners and managers and home furnishing and improvement vendors. Our basic listing services allow our customers to post information of their products and services on our websites. Our special listing services offer customized marketing programs involving both online listings and offline themed events.

•

E-commerce services: We provide both free and paid membership services to registered members of our SouFun cards. In addition, through our www.jiatx.com website, we offer an online transaction platform and related e-commerce services to home furnishing and improvement vendors in China.

•	Other value-added services and products: We offer subscription-based access to our information database and research reports and “total web solution” services.

We have built a large and active community of users who are attracted by the comprehensive real estate and home furnishing and improvement content available on our portal that forms the foundation of our service offerings. We currently maintain 105 offices across China to focus on local market needs.

Our user base has also attracted numerous customers, which include real estate developers, real estate agents and brokers, property owners, property managers, mortgage brokers, lenders and suppliers of home furnishing and improvement products and services. Our diverse offerings and broad geographic coverage have resulted in an active and dynamic online community that provides an effective and targeted channel for advertisers to market their products and services, and serves as a centralized source of information, products and services for consumers in the real estate and home furnishing and improvement markets.

Corporate Information

We were incorporated on June 18, 1999 in the British Virgin Islands and changed our corporate domicile to the Cayman Islands on June 17, 2004, becoming a Cayman Islands exempted company with limited liability.

Our principal executive offices are located at 8th Floor, Tower 3, Xihuan Plaza, No. 1 Xizhimenwai Avenue, Xicheng District, Beijing 100044, China. Our telephone number is +86-10-5930-6668 and our fax number is +86-10-5930-6137.

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website address is www.soufun.com. The information contained in this website, as well as any information contained in our other websites referenced elsewhere in this prospectus, is not part of this prospectus. Our agent for service of process in the United States is Law Debenture Corporate Services Inc., at 400 Madison Avenue, 4th Floor, New York, New York 10017.

The Securities the Selling Shareholders May Offer

The selling shareholders may sell in one or more offerings pursuant to this registration statement up to 61,592,354 ADSs, representing 61,592,354 Class A ordinary shares, consisting of (i) 37,255,704 currently existing Class A ordinary shares and (ii) 24,336,650 Class A ordinary shares that will be issued upon conversion on a one-to-one basis of currently existing Class B ordinary shares. We will not receive any of the proceeds from the sale of our ordinary shares sold by the selling shareholders.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that the selling shareholders may offer and may describe certain risks in addition to those set forth below associated with an investment in the securities.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC which are incorporated by reference in this prospectus or included in any applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “future,” “intend,” “plan,” “believe,” “are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to:

•	our anticipated growth strategies;

•	our future business development, results of operations and financial condition;

•	expected or estimated changes in our revenues and certain cost or expense items;

•	our ability to attract clients and further enhance our brand recognition;

•	trends and competition in the real estate, Internet and online advertising industries; and

•	PRC laws, regulations and policies relating to the real estate, Internet and online advertising industries.

You should read thoroughly this prospectus, any applicable prospectus supplement and the documents that we refer to in this prospectus and any applicable prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ADSs by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders of up to 61,592,354 ADSs, representing 61,592,354 Class A ordinary shares. The 61,592,354 Class A ordinary shares consist of (i) 37,255,704 currently existing Class A ordinary shares and (ii) 24,336,650 Class A ordinary shares which will be issued upon conversion on a one-to-one basis of currently existing Class B ordinary shares. The selling shareholders may sell or transfer all or a portion of our ordinary shares held by them pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The table below sets forth certain information concerning the selling shareholders and the securities that each such selling shareholder may offer and sell in the form of ADSs from time to time under this prospectus. The beneficial ownership of our ordinary shares set forth in the table is determined in accordance with the rules of the SEC. The respective percentages of beneficial ownership of Class A and Class B ordinary shares are calculated based on 54,584,712 Class A ordinary shares and 24,336,650 Class B ordinary shares outstanding as of May 10, 2012 as well as the applicable number of Class A ordinary shares that may be acquired within 60 days of May 10, 2012. The number of shares in the column “Ordinary Shares Being Offered Hereby” represents all of the shares that a selling shareholder may offer and sell from time to time under this prospectus. The column “Ordinary Shares Beneficially Owned After Offering” assumes that the selling shareholders will have sold all of such shares under this prospectus. However, because the selling shareholders may offer, from time to time, all, some or none of such shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales.

	Ordinary Shares Beneficially Owned Prior to Offering(1)					No. of Class A Ordinary Shares Being Offered Hereby(2)		Ordinary Shares Beneficially Owned After Offering(1)
	No. of Class A		Percent	No. of Class B(2)	Percent			No. of Class A		Percent	No. of Class B(2)	Percent
Media Partner Technology Limited(3)	677,500		1.23%	11,355,645	46.66%	11,355,645	(4)	677,500		*	—	—
Next Decade Investments Limited(5)	3,088,607	(6)	5.61%	11,985,145	45.94%	10,906,440	(7)	2,412,812	(6)	3.04%	1,754,500	100.00%
Digital Link Investments Limited(8)	368,811		*	2,750,360	11.30%	3,102,296	(9)	16,875		*	—	—
IDG-Accel China Capital L.P.(10)	5,344,856		9.79%	—	—	5,344,856		—		—	—	—
IDG-Accel China Capital Investors L.P.(10)	246,582		*	—	—	246,582		—		—	—	—
General Atlantic Mauritius Limited(11)	15,382,931		28.18%	—	—	15,382,931		—		—	—	—
Hunt 6-A Guernsey L.P. Inc(12)	4,232,650		7.75%	—	—	4,232,650		—		—	—	—
Hunt 7-A Guernsey L.P. Inc(12)	3,822,630		7.00%	—	—	3,822,630		—		—	—	—
Hunt 7-B Guernsey L.P. Inc(12)	7,198,324		13.19%	—	—	7,198,324		—		—	—	—

*	Less than 1.0% of total outstanding shares.
(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.
(2)	Each Class B ordinary share is convertible into one Class A ordinary share at any time by its holder. Upon any transfer of Class B ordinary shares by its holder to any person or entity which is not an affiliate of such holder (as defined in our amended and restated articles of association), such Class B ordinary shares will be automatically and immediately converted into an Class A ordinary shares on a one-to-one basis.
(3)	All of the shares of Media Partner, a British Virgin Islands company, are held in irrevocable discretionary family trusts established by Mr. Vincent Tianquan Mo, our founder and executive chairman, or Mr. Mo. The address of Media Partner is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.
(4)	Represents 11,355,645 Class A ordinary shares which will be issued upon conversion of an equal number of currently existing Class B ordinary shares.
(5)	All of the shares of Next Decade, a British Virgin Islands company, are held in irrevocable discretionary family trusts established by Mr. Mo. The address of Next Decade is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.
(6)	Includes (i) 987,656 Class A ordinary shares that may be acquired from General Atlantic Mauritius Limited and (ii) an aggregate of 987,656 Class A ordinary shares that may be acquired from Hunt 6-A Guernsey L.P. Inc, Hunt 7-A Guernsey L.P. Inc and Hunt 7-B Guernsey L.P. Inc pursuant to call option agreements dated August 13, 2010.
(7)	Represents (i) 675,795 currently existing Class A ordinary shares and (ii) 10,230,645 Class A ordinary shares which will be issued upon conversion of an equal number of currently existing Class B ordinary shares.
(8)	The address of Digital Link Investments Limited, a British Virgin Islands company, is Apt 3B, Taggart Tower, 109 Repulse Bay Road, Hong Kong. Shan Li is the sole shareholder of Digital Link Investments Limited.
(9)	Represents (i) 351,936 currently existing Class A ordinary shares and (ii) 2,750,360 Class A ordinary shares which will be issued upon conversion of an equal number of currently existing Class B ordinary shares.
(10)	Each of IDG-Accel China Capital L.P. and IDG-Accel China Capital Investors L.P. is a Cayman Islands exempted limited partnership located at Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002 Cayman Islands. They have the same ultimate general partner, IDG-Accel China Capital GP Associates Ltd., of which Quan Zhou and Chi Sing Ho are directors.
(11)	General Atlantic GenPar (Mauritius) Limited, or GenPar, controls the management of General Atlantic Mauritius Limited by virtue of its ownership of a majority of General Atlantic Mauritius Limited’s voting shares. General Atlantic LLC, or GA LLC, owns all the shares of GenPar. By virtue of the fact that (i) GenPar owns a majority of General Atlantic Mauritius Limited’s voting shares and (ii) GA LLC owns all of the outstanding shares of GenPar, General Atlantic Mauritius Limited, GenPar and GA LLC may be deemed to have the power to vote and direct the disposition of the shares owned of record by General Atlantic Mauritius Limited. General Atlantic Mauritius Limited, GenPar, GA LLC and the managing directors of GA LLC may, from time to time, consult among themselves and coordinate the voting and disposition of the shares held by General Atlantic Mauritius Limited. The managing directors of GA LLC share voting and dispositive power with respect to the shares held by General Atlantic Mauritius Limited, and voting and disposition decisions are made by a portfolio committee of GA LLC comprised of certain of the managing directors. The managing directors who are currently members of the portfolio committee are Andrew C. Pearson, William E. Ford, David C. Hodgson, Cory A. Eaves, Rene M. Kern and Philip P. Trahanas. Each portfolio committee member expressly disclaims ownership of the shares. The address of General Atlantic Mauritius Limited is 6 Floor, Tower A, 1 CyberCity, Ebene, Mauritius. The address of GA LLC is c/o General Atlantic Service Company, LLC, Three Pickwick Plaza, Greenwich, CT 06830. General Atlantic Mauritius Limited has informed us that it purchased the securities to be resold in the ordinary course of business and, at the time of the purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(12)	Hunt 7-A Guernsey L.P. Inc is beneficially owned by Apax Europe VII – A, L.P. and Hunt 7-A GP Limited by virtue of its limited partnership agreement. Hunt 6-A Guernsey L.P. Inc is beneficially owned by Apax Europe VI – A, L.P. and Hunt 6-A GP Limited by virtue of its limited partnership agreement. Hunt 7-B Guernsey L.P. Inc is beneficially owned by Apax Europe VI – 1, L.P., Apax Europe VII – B, L.P., Apax Europe VII – 1, L.P. and Hunt 7-A GP Limited by virtue of its limited partnership agreement. Apax Europe VI – A, L.P. and Apax Europe VI – 1, L.P. (collectively, Apax Europe VI), Apax Europe VII – A, L.P., Apax Europe VII – B, L.P. and Apax Europe VII – 1, L.P. (collectively, Apax Europe VII) are managed by Apax Partners Europe Managers Ltd. Apax Europe VI and Apax Europe VII each disclaim beneficial ownership of the shares held by the other. Apax Partners Europe Managers Ltd. makes decisions based on the majority vote of its investment committee. The investment committee is composed of seven members, Martin Halusa, Ian Jones, Nico Hansen, Michael Phillips, John Megrue, Andrew Sillitoe and Steve Hare, none of whom can act individually to vote or sell the shares held by Hunt 7-A Guernsey L.P. Inc, Hunt 7-B Guernsey L.P. Inc and Hunt 6-A Guernsey L.P. Inc. Accordingly, each investment committee member expressly disclaims ownership of such shares. The mailing address of each of Hunt 7-A Guernsey L.P. Inc, Hunt 7-B Guernsey L.P. Inc and Hunt 6-A Guernsey L.P. Inc is Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, Guernsey GY1 2HJ. The address of Apax Partners Europe Managers Ltd. is 33 Jermyn Street, London SW1Y 6DN, England.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law (2011 Revision) of the Cayman Islands, which is referred to as the Cayman Companies Law below.

As of the date of this prospectus, our authorized share capital consists of 600,000,000 shares, par value of HK$1.00 per share. As of May 10, 2012, we had 54,584,712 Class A ordinary shares and 24,336,650 Class B ordinary shares issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Cayman Companies Law insofar as they relate to our ordinary shares. This summary is not complete, and is qualified in its entirety by our amended and restated memorandum and articles of association, which have been filed as exhibits to or incorporated by reference into the registration statement of which this prospectus is a part, and by the provisions of applicable law.

The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. You, as holders of our ADSs, will not be treated as our shareholders and you must surrender your ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in order to exercise shareholders’ rights in respect of the ordinary shares underlying your ADSs. Under the terms of the deposit agreement, the depositary has agreed, subject to certain legal and contractual limitations, to exercise certain shareholder rights on your behalf and on behalf of other holders of our ADSs. See “Description of American Depositary Shares.”

General

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights as described below. All of our outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

General Meetings

We may call an annual general meeting and any extraordinary general meeting by not less than 10 days’ notice in writing. Notice of every general meeting will be given to all of our shareholders other than those that, under the provisions of our amended and restated articles of association or the terms of issue of the shares they hold, are not entitled to receive such notices from us, and also to our principal external auditors and our directors. Currently, the terms of issue of our existing shares and our amended and restated articles of association do not provide for any circumstances where our shareholders will not receive notices of annual general meetings or any extraordinary general meetings. General meetings may be called only by the chairman of our board of directors or a majority of our board of directors and may not be called by any other person. Notices of general meetings must include the general nature of business to be considered at any extraordinary general meeting or any matter to be considered at any annual general meeting other than with respect to:

(1) declarations of dividends;

(2) the adoption of our financial statements and related reports of directors and auditors;

(3) the election of directors;

(4) the appointment of auditors and other officers;

(5) the fixing of the remuneration of the auditors and directors;

(6) our authority to grant options over or dispose of our unissued shares representing not more than 20.0% of the nominal value of our share capital; and

(7) our ability to repurchase our securities.

Notwithstanding that a meeting is called by shorter notice than that mentioned above, it will be deemed to have been duly called, if it is so agreed (1) in the case of a meeting called as an annual general meeting by all of our shareholders entitled to attend and vote at the meeting; (2) in the case of any other meeting, by a majority in number of our shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95.0% in nominal value of the ordinary shares giving that right.

The shareholders present in person or by proxy that represent not less than a majority of our issued and outstanding voting shares will constitute a quorum. No business other than the appointment of a chairman may be transacted at any general meeting unless a quorum is present at the commencement of business. However, the absence of a quorum will not preclude the appointment of a chairman. If present, the chairman of our board of directors will be the chairman presiding at any of our shareholders meetings.

A corporation being a shareholder will be deemed for the purpose of our amended and restated articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative will be entitled to exercise the same powers on behalf of the corporation which he or she represents as that corporation could exercise if it were our individual shareholder.

The quorum for a separate general meeting of the holders of a separate class of shares is described in “—Modification of Rights” below.

Conversion of Class B Ordinary Shares

Each Class B ordinary share may be converted into one Class A ordinary share at any time by its holder. Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Upon any transfer, pledge or disposition of any Class B ordinary shares by a holder to any person or entity which is not at the time a majority-owned and majority-controlled subsidiary of Next Decade Investments Limited, Media Partner Technology Limited, IDG Technology Venture Investment, Inc. or Digital Link Investments Limited, such Class B ordinary shares will automatically convert into Class A ordinary shares on a one-to-one basis. If at any time such subsequent holder ceases to be a majority-owned and majority-controlled subsidiary of Next Decade Investments Limited, Media Partner Technology Limited, IDG Technology Venture Investment, Inc. or Digital Link Investments Limited, the Class B ordinary shares held by such holder shall automatically convert into Class A ordinary shares on a one-to-one basis.

Voting Rights Attaching to the Shares

All of our shareholders have the right to receive notice of general meetings and to attend, speak and vote at such meetings. Voting at general meetings is by show of hands unless a poll is demanded before or on the declaration of the results of the show of hands. A poll may be demanded by our chairman or any shareholder entitled to vote at the meeting, present in person or by proxy. Every shareholder present in person or by proxy has one vote on a show of hands. In respect of matters requiring shareholders’ vote on a poll, each Class A ordinary share will be entitled to one vote, each Class B ordinary share will be entitled to 10 votes. A shareholder may participate at a general meeting in person, by proxy or by telephonic conference or other communications equipment by means of which all the shareholders participating in the general meeting can communicate with each other.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares. A special resolution is required for important matters such as a change of name. Holders of the ordinary shares may effect certain changes by ordinary resolution, including altering the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing share capital and canceling any shares. Our amended and restated memorandum and articles of association also permit our board to issue additional classes of shares that may have superior voting rights to our existing shares.

No shareholder will be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.

If a clearing house or depositary (or its nominee) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization must specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the clearing house or depositary (or its nominee) as if such person was the registered holder of our shares held by that clearing house or depositary (or its nominee) including the right to vote individually on a show of hands.

While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware law that cumulative voting for the election of directors be permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provision in our amended and restated articles of association to allow cumulative voting for such elections.

Protection of Minority Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court may direct.

Any shareholder may petition the Grand Court of the Cayman Islands, which may make a winding-up order if the court is of the opinion that it is just and equitable that we should be wound up or, as an alternative to a winding up order:

(1) an order regulating the conduct of our affairs in the future;

(2) an order requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained it has omitted to do;

(3) an order authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the court may direct; or

(4) an order providing for the purchase of the ordinary shares of any shareholders by other shareholders or by ourselves and, in the case of a purchase by ourselves, a reduction of our capital accordingly.

Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.

The Cayman Islands courts ordinarily would be expected to follow English case-law precedents, which permit a minority shareholder to commence a representative action against, or derivative actions in our name to challenge:

(1) an act which is ultra vires or illegal;

(2) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us; and

(3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Pre-Emption Rights

There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares: (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess will be distributed pari passu among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively; and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets will be distributed so that, as nearly as may be, the losses will be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may, with the sanction of our special resolution and any other sanction required by the Cayman Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they will consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division will be carried out as between the shareholders or different classes of shareholders. The liquidator may also vest the whole or any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator thinks fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Modification of Rights

The rights granted to shareholders are specified in our amended and restated memorandum and articles of association, and, except with respect to share capital (as described below), alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of the shareholders.

Subject to the Cayman Companies Law, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our amended and restated articles of association relating to general meetings will apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting will be a person or persons together holding (or represented by proxy) not less than one-third in nominal value of the issued shares of that class, that every holder of shares of the class will be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

The special rights conferred upon the holders of any class of shares will not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Alteration of Capital

We may from time to time by ordinary resolution:

•	increase our capital by such sum, to be divided into shares of such amounts, as the resolution may prescribe;

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•

cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled subject to the provisions of the Cayman Companies Law;

•

sub-divide our shares or any of them into shares of a smaller amount than is fixed by our amended and restated memorandum of association, subject nevertheless to the Cayman Companies Law, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights over or may have such deferred rights or be subject to any such restrictions as compared with the others as we have power to attach to unissued or new shares; and

•

divide shares into several classes and, without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination in a general meeting may be determined by our directors.

We may, by special resolution, subject to any confirmation or consent required by the Cayman Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Transfer of Shares

Subject to any applicable restrictions set forth in our amended and restated articles of association, any of our shareholders may transfer all or any of his shares by an instrument of transfer in the usual or common form, in a form prescribed by the New York Stock Exchange or in any other form which our directors may approve.

Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

•

the instrument of transfer is lodged with us accompanied by the certificate for the share to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of share;

•	the instrument of transfer is properly stamped (in circumstances where stamping is required);

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the New York Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us for such registration.

If our directors refuse to register a transfer they will, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by any other means in accordance with the requirements of the New York Stock Exchange, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers will not be suspended nor the register closed for more than 30 days in any year as our directors may determine.

Share Repurchase

We are empowered by the Cayman Companies Law and our amended and restated articles of association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Cayman Companies Law, our amended and restated memorandum and articles of association and any applicable requirements imposed from time to time by the New York Stock Exchange, the SEC or any other recognized stock exchange on which our securities are listed.

Dividends

Subject to the Cayman Companies Law, we may in a general meeting declare dividends in any currency to be paid to our shareholders but no dividends may exceed the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits that our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Cayman Companies Law.

Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide (1) all dividends will be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls will be treated for this purpose as paid up on that share and (2) all dividends will be apportioned and paid pro rata according to the amounts paid upon the shares during any portion or portions of the period in respect of which the dividend is paid.

Our directors may also pay any dividend that is payable on any shares semi-annually or on any other dates, whenever our financial position, in the opinion of our directors, justifies such payment.

Our directors may deduct from any dividend or other monies payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls, installments or otherwise.

No dividend or other money payable by us on or in respect of any share will bear interest against us.

In respect of any dividend proposed to be paid or declared on our share capital, we or our directors may resolve and direct that (1) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our shareholders entitled to such allotment will be entitled to elect to receive such dividend (or part of such dividend if our shareholders so determine) in cash in lieu of such allotment or (2) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. We may also, on the recommendation of our directors, resolve in respect of any particular dividend that, notwithstanding the foregoing, such dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right of shareholders to elect to receive such dividend in cash in lieu of such allotment.

Any dividend interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant will, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and will be sent at his or their risk. Payment of the check or warrant by the bank on which it is drawn will constitute a good discharge to us.

All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of us until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by our board of directors and, if so forfeited, will revert to us.

Whenever our directors or our shareholders in a general meeting have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid-up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments will be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and appoint any person to sign any requisite instruments of transfer and other documents on behalf of a person entitled to the dividend, which appointment will be effective and binding on our shareholders.

Untraceable Shareholders

We are entitled to sell any shares of a shareholder who is untraceable, provided that:

•

all checks or warrants in respect of dividends of such shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years prior to the publication of the advertisement and during the three months referred to in the third bullet point below;

•	we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

•

we have caused an advertisement to be published in newspapers in the manner stipulated by our amended and restated articles of association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such advertisement and the New York Stock Exchange has been notified of such intention.

The net proceeds of any such sale will belong to us, and when we receive these net proceeds we will become indebted to the former shareholder for an amount equal to such net proceeds.

Differences in Corporate Law

The Cayman Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Cayman Companies Law applicable to us and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing 75.0% in value of the shareholders voting together as one class; and (b) if the ordinary shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the ordinary shares held in the constituent company, a special resolution of the shareholders voting together as one class. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90.0% of the issued shares entitled to vote are owned by the parent company. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. Except in certain circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

There are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	the company is not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction are thus approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

We are not aware of any reported class actions or derivative actions having been brought in a Cayman Islands court that have been successful as the actions that have been brought have failed for technical reasons. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote which has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification

Cayman Islands laws do not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Corporate Governance

The Cayman Islands law does not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our amended and restated articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the New York Stock Exchange or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement in which he is interested, he may vote in respect of any contract or proposed contract or arrangement in which he is interested and may be counted in the quorum at such meeting.

Neither the Cayman Companies Law nor our amended and restated articles of association:

•	require a majority of our directors to be independent; or

•

provide for cumulative voting. While there is nothing under the Cayman Companies law which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware law that cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provision in our amended and restated articles of association to allow cumulative voting for such elections.

Although there is nothing under the Cayman Companies Law prohibiting our shareholders from passing resolutions by unanimous written consent, our amended and restated articles of association restrict our shareholders from passing resolutions by such written consent.

Board of Directors

We are managed by our board of directors. Our amended and restated articles of association provide that the number of our directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but must consist of not less than three directors. Any director on our board may be removed by way of an ordinary resolution of our shareholders. Any vacancies on our board of directors or additions to the existing board of directors can be filled by ordinary resolution of our shareholders or by the affirmative vote of a majority of the remaining directors, although this may be less than a quorum where the number of remaining directors falls below the minimum number fixed by our board of directors. All of our directors appointed by our board of directors and not by ordinary resolution of our shareholders will hold office until the next following annual general meeting of shareholders and will then be eligible for re-election. There are no membership share ownership qualifications for directors. The compensation committee under our board recommends the remuneration to be paid to the directors.

Meetings of our board of directors may be convened at any time deemed necessary by our secretary on request of any director. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.

A meeting of our board of directors is competent to make lawful and binding decisions if a majority of the members of our board of directors are present or represented. At any meeting of our directors, each director is entitled to one vote.

Questions arising at a meeting of our board of directors are required to be decided by simple-majority votes of the members of our board of directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting will have a second or deciding vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

Committees of Board of Directors

Pursuant to our amended and restated articles of association, our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee.

Issuance of Additional Ordinary Shares or Preferred Shares

Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors may determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue series of preferred shares without action by our shareholders to the extent of such available authorized but unissued preferred shares. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of our ordinary shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of preference shares may dilute the voting power of holders of our ordinary shares.

Subject to applicable regulatory requirements, our board of directors may issue additional ordinary shares without action by our shareholders to the extent of available authorized but unissued ordinary shares. The issuance of additional ordinary shares may be used as an anti-takeover device without further action on the part of the shareholders. Such issuance may dilute the voting power of existing holders of our ordinary shares.

Currently, other than the different rights to be attached to our Class A ordinary shares and Class B ordinary shares as disclosed in this prospectus, there are no special rights or restrictions as to voting attached to any of our existing shares. However, our amended and restated memorandum and articles of association permits our board to issue additional classes of shares that may have superior voting rights to our existing shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands laws to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Available Information.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

JPMorgan Chase Bank, N.A., as depositary, will issue the ADSs which you will be entitled to receiving in this offering. Each ADS will represent an ownership interest in one Class A ordinary share which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among us, the depositary and you as an ADR holder. In the future, each ADS will also represent any security, cash or other property deposited with the depositary but not distributed directly to you. Unless specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at One Chase Manhattan Plaza, 21st Floor, New York, NY 10005.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, you will not be treated by us as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material terms of the deposit agreement as amended. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to or incorporated by reference into the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•

Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•

Ordinary shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•

Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not furnish such evidence, the depositary may:

•	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

•	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•

Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, ordinary shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

The custodian will hold all deposited ordinary shares (including those being deposited by or on behalf of the selling shareholders in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities”.

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying ordinary shares to you or upon your written order. In the case of certificated ADSs, delivery will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of ordinary shares,

•	to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares,

•	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act in respect of other matters,

•	all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. The depositary, as the registered holder of the ordinary shares underlying the ADRs and any proxy holder appointed by a registered holder of our ordinary shares can participate at general meetings by means of conference, telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously. As soon as practicable after receiving notice of any meeting or solicitation of consents or proxies from us, the depositary will distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying ordinary shares or other deposited securities, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Moreover, in the event that voting on any resolution or matter is conducted by show of hands, the depositary will refrain from voting and the voting instructions received by the depositary from you will lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by you.

Under our amended and restated articles of association, any annual general meeting and any extraordinary general meeting may be called by not less than ten (10) clear days’ notice unless the shareholders agree to short notice in the manner permitted under our amended and restated articles of association. The ability of the depositary to obtain and carry out your voting instructions may be limited by time and practical limitations. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of ordinary share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a ordinary share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

•	a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

•

a fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•

reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of the depositary’s agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which charge shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

•

a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of ordinary shares;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

Our depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of fees to be charged to holders of ADSs and

(iii) our reimbursable expenses related to the ADR program are not known at this time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:

1)	amend the form of ADR;

2)	distribute additional or amended ADRs;

3)	distribute cash, securities or other property it has received in connection with such actions;

4)	sell any securities or property received and distribute the proceeds as cash; or

5)	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must give ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 45 days of the date of such resignation, or (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the depositary. After termination, all direct registration ADRs shall cease to be eligible for the depositary’s direct registration system and shall be considered ADRs issued on the ADR register and the depositary shall (a) instruct its custodian to deliver all deposited securities to us along with a general stock power that refers to the names set forth on the ADR register and (b) provide us with a copy of the ADR register. Upon receipt of such deposited securities and the ADR register, we will use our best efforts to issue to each holder a share certificate representing the ordinary shares represented by the ADSs reflected on the ADR register in such holder’s name and to deliver such share certificate to the holder at the address set forth on the ADR register. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement and this ADR and shall cease to have any obligations under the deposit agreement and/or the ADRs. After we receive the copy of the ADR register and the deposited securities, we will be discharged from all obligations under the deposit agreement except (i) to distribute the shares to the holders entitled thereto and (ii) for our obligations to the depositary and its agents.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time, we or the depositary or its custodian may require:

•

payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register, and (iii) any applicable fees and expenses described in the deposit agreement;

•

the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdrawal ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents. Neither we nor the depositary nor any such agent will be liable if:

•

any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, The People’s Republic of China (including the Hong Kong Special Administrative Region) or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreement or the ADRs;

•	it performs its obligations under the deposit agreement and ADRs without gross negligence or bad faith;

•

it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including, without limitation, laws, rules, regulations, administrative or judicial process, or banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of deposited securities or otherwise. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability.

Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. Neither the depositary nor any of its agents shall be liable to registered holders of ADRs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The depositary may own and deal in any class of our securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other ordinary shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of ordinary shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Pre-release of ADSs

In its capacity as depositary, the depositary shall not lend ordinary shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of ordinary shares and (ii) deliver ordinary shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which ordinary shares may not have been received (each such transaction a “pre-release”). The depositary may receive ADSs in lieu of ordinary shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive ordinary shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the “applicant”) to whom ADSs or ordinary shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the ordinary shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such ordinary shares or ADSs in its records and to hold such ordinary shares or ADSs in trust for the depositary until such ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such ordinary shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days’ notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and ordinary shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and ordinary shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the registered holders of ADRs (other than the applicant).

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•

appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf.

PLAN OF DISTRIBUTION

The selling shareholders may effect from time to time sales of the ADSs directly or indirectly, by or through underwriters, agents or broker-dealers, and the ADSs may be sold by one or a combination of several of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	an underwritten public offering in which one or more underwriters participate;

•	put or call options transactions or hedging transactions relating to the ADSs;

•	short sales;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

•	“block” sale transactions;

•	directly to one or more purchasers;

•	privately negotiated transactions;

•	through the lending of such securities;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the distribution of such securities by the selling shareholders to their partners, members, shareholders or beneficiaries;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The ADSs may be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the ADSs, at varying prices determined at the time of sale, or at negotiated or fixed prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the selling shareholders and purchasers of the ADSs may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the selling shareholders and the purchasers of the ADSs in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. If the ADSs are sold through underwriters, the selling shareholders will be responsible for underwriting discounts or commissions. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We have not been advised that the selling shareholders have any definitive selling arrangement with any underwriter, broker-dealer or agent.

If the selling shareholders effect such transactions by selling ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ADSs for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling shareholders may loan or pledge the ordinary shares (directly or in the form of ADSs) to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

There can be no assurance that the selling shareholders will sell any or all of the ADSs registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ADSs by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs to engage in market-making activities with respect to the ADSs. All of the foregoing may affect the marketability of the ADSs and the ability of any person or entity to engage in market-making activities with respect to the ADSs.

The selling shareholders may also resell all or a portion of the ADSs in open market transactions in reliance upon Rule 144 of the Securities Act, provided that such sale meets the criteria and conforms to the requirements of such rule.

Any broker or dealer participating in any distribution of the ADSs in connection with any offering made by this prospectus may be considered to be an “underwriter” within the meaning of the Securities Act and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the ADSs from or through that broker or dealer.

We will not receive any of the proceeds from the sale of the ADSs offered pursuant to this prospectus. The registration expenses incident to the registration of the ADSs under federal and state securities laws and the sale of the ADSs hereunder will be paid by the selling shareholders and the Company as provided for in their respective registration rights agreements. Each selling shareholder will pay all selling expenses for all shares sold by such shareholder, including all discounts and fees of underwriters, selling brokers and dealer managers, attorneys fees incurred by such selling shareholder, and any transfer taxes payable on the ADSs.

In order to comply with various states’ securities laws, if applicable, the ADSs will be sold in such jurisdictions only through registered or licensed brokers or dealers.

We have agreed to indemnify the selling shareholders and any person authorized to act and who acts on behalf of the selling shareholders against liabilities relating to the registration statement, including liabilities under the Securities Act and the Exchange Act. The selling shareholders have agreed to indemnify us, our directors and officers and any control persons against liabilities relating to any information given to us by such parties for inclusion in the registration statement, including liabilities under the Securities Act and the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

Substantially all of our assets are located outside the United States. In addition, many of our directors and officers may be nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets may be located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Law Debenture Corporate Services Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York

under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Jingtian & Gongcheng, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively: (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state or territory within the United States; or (2) entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state or territory within the United States.

Conyers Dill & Pearman has advised us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as us. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Jingtian & Gongcheng has also advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Currently, there are no treaties between the United States and China for the recognition or enforcement of U.S. court judgments in China. As a result, recognition and enforcement in China of judgments of a court in the United States or any other jurisdiction in relation to any matter not subject to a binding arbitration agreement may be difficult. Pursuant to the PRC Civil Procedure Law, any matter, including matters arising under U.S. federal securities laws, in relation to assets or personal relationships may be brought as an original action in China, only if the institution of such action satisfies the conditions specified in the PRC Civil Procedure Law. As a result of the conditions set forth in the PRC Civil Procedure Law and the discretion of the PRC courts to determine whether the conditions are satisfied and whether to accept the action for adjudication, there remains uncertainty as to whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. In addition, in the event that foreign judgments contravene the basic principles of laws of China, endanger PRC state sovereignty or security, or are in conflict with the public interest of China, PRC courts will not recognize and enforce such foreign judgments.

LEGAL MATTERS

The validity of the Class A ordinary shares represented by the ADSs offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman, our counsel as to Cayman Islands law. U.S. securities matters in connection with any offering made pursuant to this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, our U.S. counsel. Legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Wilson Sonsini Goodrich & Rosati, Professional Corporation may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of SouFun Holdings Limited appearing in its annual report on Form 20-F (as amended) for the year ended December 31, 2011, and the effectiveness of SouFun Holdings Limited’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young Hua Ming, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young Hua Ming pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form F-3 and a registration statement on Form F-6 under the Securities Act with respect to the offered ADSs. Concurrently with the filing of this registration statement, we and the depositary for the ADSs have filed with the SEC a related registration statement on F-6 to register the remaining portion of the offered ADSs not covered by our previously effective Form F-6 registration statement. This prospectus, which is a part of the registration statement on Form F-3, does not contain all of the information set forth in these registration statements. Statements made in this prospectus as to the contents of any contract, agreement or other document, are not necessarily complete. Where we have filed a contract, agreement or other document as an exhibit to these registration statements, we refer to the exhibit for a more complete description of the matter involved, and each of our statements in this prospectus with respect to that contract, agreement or document is qualified in its entirety by such reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We are incorporating by reference the following into this prospectus:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on April 26, 2012 and an amendment thereto filed with the SEC on April 30, 2012;

•	our report on Form 6-K filed with the SEC on June 18, 2012, which includes our financial results as of and for the three months ended March 31, 2012;

•

the description of our ordinary shares and ADSs contained in our registration statement on Form 8-A (File No. 001-34862) filed with the SEC on September 2, 2010, including any amendment and report subsequently filed for the purpose of updating that description; and

•

all of our future annual reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering of the offered ADSs.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents, will be provided without charge to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Attention: Investment Director

8th Floor, Tower 3, Xihuan Plaza

No. 1 Xizhimenwai Avenue

Xicheng District, Beijing 100044

The People’s Republic of China

Telephone: +86-10-5930-6668

Fax: +86-10-5930-6137

We will furnish to any holder of ADSs that so requests our annual report on Form 20-F containing a description of our operations and annual audited consolidated financial statements prepared in accordance with U.S. GAAP and an opinion on the financial statements by an independent public accountant.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Island courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s amended and restated articles of association provide that each officer or director, every auditor for the time being of the registrant and the liquidator or trustee of the registrant shall be indemnified and secured harmless out of the assets and profits of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Reference is made to the form of indemnification agreement filed as Exhibit 10.2 to our Form F-1 Registration Statement filed with the SEC on September 2, 2010, pursuant to which we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 9.	Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include in the prospectus any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

5. That, for the purpose of determining liability under the Securities Act:

(i)	the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B)	If the registrant is relying on Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to the purchaser with a time of contract sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

7. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

8. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on June 18, 2012.

SOUFUN HOLDINGS LIMITED

By:	/s/ Vincent Tianquan Mo
Vincent Tianquan Mo
Executive Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 2012.

Signature	Capacity

/s/ Vincent Tianquan Mo Vincent Tianquan Mo	Executive chairman of the board of directors

* Quan Zhou	Director

* Shan Li	Director

* Qian Zhao	Director

* Sam Hanhui Sun	Director

* Jeff Xuesong Leng	Director

* Thomas Nicholas Hall	Director

* Richard Jiangong Dai	President, chief executive officer and director (principal executive officer)

* Lanying Guan	Chief financial officer (principal financial officer)

* Xi Yang	Principal accounting officer

*By:	/s/ Vincent Tianquan Mo
Vincent Tianquan Mo Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, as amended, the undersigned being the duly authorized representative in the United States of SouFun Holdings Limited, has signed this registration statement or amendment thereto in the City of New York, State of New York, on June 18, 2012.

Best Work Holdings (New York) LLC

BY:	/s/ Yukui Hou
Name: Yukui Hou
Title: Managing Director, New York Office

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form F-1 (File No. 333-169170) filed with the Securities and Exchange Commission on September 2, 2010)

4.1	Registrant’s Form American Depositary Receipt (included in Exhibit 4.5)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-169170) filed with the Securities and Exchange Commission on September 2, 2010)

4.3	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Shares (incorporated by reference to Exhibit 4.3 of our Registration Statement on Form F-1 (File No. 333-169170) filed with the Securities and Exchange Commission on September 2, 2010)

4.4	Form of Amendment No. 1 to Deposit Agreement (incorporated by reference to Exhibit (a)(2) of Form F-6 (File No. 333-169176) filed with the Securities and Exchange Commission on January 31, 2011)

4.5	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to Exhibit (a)(3) of Form F-6 (File No. 333-181415) filed with the Securities and Exchange Commission on May 15, 2012)

5.1**	Opinion of Conyers Dill & Pearman

23.1†	Consent of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm

23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1**	Powers of Attorney

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Previously filed.
†	Filed herewith.